Exhibit 10.1

SECOND AMENDMENT

TO THE

NUVERRA ENVIRONMENTAL SOLUTIONS 2009 EQUITY INCENTIVE PLAN

WHEREAS, Heckmann Corporation, a Delaware corporation (“Heckmann”) established and sponsors the Heckmann Corporation 2009 Equity Incentive Plan, effective as of May 6, 2009 (the “Plan”);

WHEREAS, Heckmann has changed its name to Nuverra Environmental Solutions, Inc., a Delaware corporation (the “Company”);

WHEREAS, 5,000,000 shares of Company common stock were originally reserved for issuance pursuant to awards granted under the Plan, as approved by the shareholders on May 6, 2009;

WHEREAS, pursuant to the First Amendment of the Plan (the “First Amendment”), as approved by the shareholders on May 8, 2012, the Plan was amended to increase: (i) the number of shares reserved for issuance pursuant to Awards granted under the Plan by 5,000,000 shares to 10,000,000 shares, and (ii) the number of shares which may be issued under the Plan pursuant to “Full Value Awards” by 2,000,000 shares to 4,000,000 shares;

WHEREAS, pursuant to a November, 2013 10:1 reverse stock split and Section 4.3 of the Plan, the 10,000,000 shares reserved for issuance under the Plan were adjusted to be 1,000,000 shares; and the 4,000,000 shares which may be issued under the Plan as Full Value Awards were adjusted to be 400,000 shares;

WHEREAS, pursuant to Section 17 of the Plan, the Compensation Committee of the Board of Directors of the Company has reserved the right to amend the Plan at any time, provided that approval of Company shareholders is required for any amendment to increase the maximum aggregate number of shares of Stock that may be issued under the Plan;

WHEREAS, the Company now desires to amend the Plan, subject to shareholder approval, to increase the number of shares reserved for issuance pursuant to Awards granted under the Plan by 2,300,000 shares to a total of 3,300,000 shares;

WHEREAS, the Company now desires to further amend the Plan, subject to shareholder approval, to increase the number of shares which may be issued under the Plan pursuant to “Full Value Awards” (which are defined by the Plan as Awards settled in Stock, other than an Option, Stock Appreciation Right or Restricted Stock Purchase Right or Other Stock-Based Award for which the Company will receive monetary consideration equal to the grant date Fair Market Value of the shares subject to the Award) by 920,000 shares to a total of 1,320,000 shares; and

NOW, THEREFORE, pursuant to the power reserved by Section 17 of the Plan and subject to approval by the Company shareholders, the Plan be and hereby is amended in the following particulars, effective upon the date approved by the Company shareholders:

1. By changing the name of the Plan to the “Nuverra Environmental Solutions 2009 Equity Incentive Plan.”

2. By deleting the phrase “Award Agreement or by a” from the second line of Section 2.1(g) of the Plan.

3. By substituting the following for Section 2.1(j) of the Plan in its entirety:

“(j) “Company” means Nuverra Environmental Solutions, Inc., a Delaware corporation, or any successor corporation thereto.”

4. By adding the phrase “subject to compliance with Section 3.6,” at the beginning of Section 3.5(g).

5. By substituting the following for Section 4.1 of the Plan in its entirety:

“4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2 and Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be equal to three million three hundred thousand (3,300,0000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.”

6. By substituting “three million three hundred thousand (3,300,000)” for “five million (5,000,000)” in Section 5.3(a) of the Plan.

7. By substituting the following for Section 5.4(a) of the Plan in its entirety:

“(a) Aggregate Limit on Full Value Awards. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise or settlement of Full Value Awards shall not exceed one million three hundred twenty thousand (1,320,000), subject to adjustment as provided in Section 4.2 and Section 4.3.”

8. By inserting the phrase “Covered Employee or other” before the word “Employee” in the first and third lines of Section 5.4(b), and by substituting “three hundred forty thousand (330,000)” for five hundred thousand (500,000)” in Section 5.4(b) of the Plan.

9. By the addition of the following new Section 5.4(c) to the Plan:

“(c) Other Limits. Subject to adjustment as provided in Section 4.3, the maximum number of shares of Stock as to which a Participant may receive an Award of (i) Options in any fiscal year of the Company is three hundred thirty thousand (330,000), and (ii) SARs in any fiscal year of the Company is three hundred thirty thousand (330,000).”

IN WITNESS WHEREOF, this Second Amendment, having been first duly authorized, approved and adopted, is hereby executed below by a duly authorized officer of the Company on this 6th day of May, 2014.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

By:	/s/ Joseph M. Crabb
Name:	Joseph M. Crabb
Title:	Executive Vice President & Chief Legal Officer